Exhibit 99.1

Investor Contact:	Ruth Ann Wisener
Bunge Limited
636-292-3014
ruthann.wisener@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
636-292-3022
news@bunge.com

Bunge Limited Announces Pricing of Senior Notes Offering

ST LOUIS, MO — August 10, 2020 — Bunge Limited (NYSE:BG) today announced that Bunge Limited Finance Corp., its wholly owned finance subsidiary, has priced a public offering of $600 million aggregate principal amount of 1.630% senior notes due 2025. The senior notes will be guaranteed by Bunge Limited. The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. The transaction is expected to close on August 17, 2020.

Bunge intends to use the net proceeds from the offering of the senior notes for general corporate purposes, including repayment of certain short-term indebtedness.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and SMBC Nikko Securities America, Inc. are acting as joint book-running managers for the offering of senior notes. ABN AMRO Securities (USA) LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Natixis Securities Americas LLC, Rabo Securities USA, Inc., SG Americas Securities, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as senior co-managers for the offering of senior notes. ANZ Securities, Inc., Barclays Capital Inc., BB Securities Limited, BBVA Securities Inc., BMO Capital Markets Corp., BofA Securities, Inc., Commerz Markets LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., DZ Financial Markets LLC, ICBC Standard Bank Plc, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc., Standard Chartered Bank, TD Securities (USA) LLC, Truist Securities, Inc., and UniCredit Capital Markets LLC are acting as co-managers for the offering of senior notes.

This offering of senior notes may be made only by means of the prospectus supplement and the accompanying prospectus related to the offering. Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC at 1-212-902-1171 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these senior notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Bunge Limited

Bunge (www.bunge.com, NYSE: BG) is a world leader in sourcing, processing and supplying oilseed and grain products and ingredients. Founded in 1818, Bunge’s expansive network feeds and fuels a growing world, creating sustainable products and opportunities for more than 70,000 farmers and the consumers they serve across the globe. The company is headquartered in St. Louis, Missouri and has almost 25,000 employees who stand behind more than 350 port terminals, oilseed processing plants, grain silos, and food and ingredient production and packaging facilities around the world.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities, including statements with respect to the completion, timing and anticipated use of proceeds of the offering. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements, including those risk factors described in or incorporated by reference in the prospectus supplement for the offering. The following important factors, among others, could cause actual results to differ from these forward-looking statements: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs; competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the impacts of pandemic outbreaks, including COVID-19; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement, operational excellence and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies and environmental, tax and biofuels regulation; our capital allocation plans, funding needs and financing sources; changes in foreign exchange policy or rates; the outcome of our portfolio rationalization initiatives; the effectiveness of our risk management strategies; our ability to attract and retain executive management and key personnel; operational risks, including industrial accidents, natural disasters and cybersecurity incidents; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.